Exhibit 24.1


                         INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333- 53285 of Industrial Holdings, Inc. on Form S-3 of our report dated March 18, 1998, appearing in the Annual Report on Form 10-K of Industrial Holdings, Inc. for the year ended December 31, 1997.



DELOITTE & TOUCHE  LLP



Houston, Texas
August 31, 1998


                                     Ex-2